Exhibit 10.25
Bedford, MA



                         MORTGAGE, SECURITY AGREEMENT

                      AND ASSIGNMENT OF LEASES AND RENTS

                                      by

                          HOLOGIC, INC., ("Borrower")

                              for the benefit of

                  TREX MEDICAL SYSTEMS CORPORATION ("Lender")

                              September 15, 2000

                               TABLE OF CONTENTS
                               -----------------

                                                                                                                             Page
                                                                                                                             ----
Article I DEFINITIONS........................................................................................................   3
   1.1 Definitions...........................................................................................................   3
Article II CERTAIN ADDITIONAL DEFINITIONS; REPRESENTATIONS AND WARRANTIES....................................................   6
   2.1 Conduct of Business...................................................................................................   7
   2.2 Payment of Taxes......................................................................................................   7
   2.3 Authority to Enter into Transaction; No Conflict; Authority and Enforceability........................................   7
   2.4 Title to the Mortgaged Property; Compliance with Laws; No Notices of Violation; No Flood Hazard; Issuance of Permits..   8
   2.5 No Condemnation.......................................................................................................   8
   2.6 No Litigation.........................................................................................................   8
   2.7 Payment for Work; No Mechanics' Liens.................................................................................   8
   2.8 Leases................................................................................................................   8
   2.9 Leasing Commissions: Management Agreements............................................................................   8
   2.10 Separate Tax Parcel..................................................................................................   9
   2.11 Condominium or Cooperative...........................................................................................   9
   2.12 Borrower Not "Foreign Person"........................................................................................   9
   2.13 Payment of Real Estate Taxes and Impositions.........................................................................   9
   2.14 Utilities Are Available to the Mortgaged Property....................................................................   9
   2.15 Proper Drainage......................................................................................................   9
   2.16 Environmental Matters................................................................................................   9
Article III BORROWER'S COVENANTS.............................................................................................  10
   3.1 Payment and Performance by Borrower...................................................................................  11
   3.2 Borrower's Compliance with Legal Requirements.........................................................................  11
   3.3 Borrower's Payment of Impositions.....................................................................................  11
   3.4 Maintenance of First Lien Status of Mortgage: No Subordinate Mortgages or Other Liens Permitted.......................  11
   3.5 Borrower's Maintenance of Property in Good Repair; No Waste: Alterations and Additions................................  11
   3.6 Borrower's Maintenance of Insurance; Waiver of Subrogation............................................................  11
   3.7 Lender's Right to Inspect Mortgaged Property..........................................................................  13
   3.8 Borrower's Provision of Financial Statements and Rent Rolls; Inspection of Books and Records..........................  13
   3.9 Borrower's Payment for Labor and Materials............................................................................  14
   3.10 Further Assurances; Corrections; Recording of Loan Documents; Payment of Stamp Taxes.................................  14
   3.11 Borrower's Payment of Taxes on Mortgage..............................................................................  15
   3.12 Borrower's Estoppel Certificate......................................................................................  15

   3.13 Lender's Expenses and Attorneys' Fees; Default Rate Applicable to
   Unpaid Amounts............................................................................................................  15
   3.14 Borrower's Address...................................................................................................  15
   3.15 Financial Covenants..................................................................................................  15
   3.16 Improper Use of Mortgaged Property; Condominium or Cooperative.......................................................  16
   3.17 Replacement of Fixtures and Personalty...............................................................................  16
   3.18 Change in Zoning; Grant of Easements; Use of Property; Tax Parcel....................................................  16
   3.19 Borrower's Defense of Lender.........................................................................................  16
   3.20 No Transfers of Mortgaged Property or Interests in Borrower Permitted................................................  16
   3.21 Notice of Claims and Litigation......................................................................................  16
   3.22 Intentionally Omitted................................................................................................  17
   3.23 Environmental Matters................................................................................................  17
Article IV LEASES............................................................................................................  19
   4.1 Borrower's License with Respect to Leases.............................................................................  19
   4.2 Authorization and Direction to Lessees................................................................................  19
   4.3 Intentionally Omitted.................................................................................................  20
   4.4 Notification to Lessees; Security Deposits............................................................................  20
   4.5 Enforcement...........................................................................................................  20
   4.6 Anticipation of Rents.................................................................................................  20
   4.7 Lender's Approval Required for New Leases; Subordination of Leases....................................................  20
   4.8 Execution, Cancellation or Modification of Leases.....................................................................  20
   4.9 No Sublease or Assignment.............................................................................................  21
   4.10 Delivery of Leases: Further Acts and Assurances......................................................................  21
Article V INSURANCE AND CONDEMNATION PROCEEDS................................................................................  21
   5.1 Notice of Damage or Destruction or Taking or Condemnation.............................................................  21
   5.2 Adjustment of Insurance Claims........................................................................................  21
   5.3 Application of Insurance Proceeds.....................................................................................  21
   5.4 Condemnation Proceeds Payable to Lender...............................................................................  22
   5.5 Application of Condemnation Proceeds..................................................................................  22
   5.6 Conditions Applicable if Restoration Permitted........................................................................  22
Article VI SECURITY AGREEMENT................................................................................................  23
   6.1 Security Interest.....................................................................................................  23
   6.2 Financing Statements..................................................................................................  23
   6.3 Fixture Filing........................................................................................................  23
Article VII EVENTS OF DEFAULT................................................................................................  24
   7.1 Payment Defaults......................................................................................................  24
   7.2 Covenant Defaults.....................................................................................................  24
   7.3 False Representations, Warranties and Statements......................................................................  24
   7.4 Default Under Other Liens.............................................................................................  24
   7.5 Dissolution. The dissolution, termination, liquidation or merger of Borrower..........................................  24
   7.6 No Further Encumbrances...............................................................................................  24
   7.7 Transfer of Mortgaged Property or Beneficial Interest in Borrower.....................................................  24
   7.8 Insolvency; Bankruptcy................................................................................................  24

   7.9 Insurance.............................................................................................................  25
   7.10 Other Loan Documents.................................................................................................  25
Article VIII REMEDIES........................................................................................................  25
   8.1 Lender's Remedies Upon Default........................................................................................  25
   8.2 Possession After Foreclosure..........................................................................................  29
   8.3 Application of Foreclosure and Other Proceeds.........................................................................  29
   8.4 Miscellaneous Matters Relating to Exercise of Remedies................................................................  30
Article IX MISCELLANEOUS.....................................................................................................  31
   9.1 Borrower's Right to Contest Certain Matters...........................................................................  31
   9.2 Intentionally Omitted.................................................................................................  31
   9.3 Notices...............................................................................................................  32
   9.4 Covenants Running with the Land: Bind and Inure.......................................................................  32
   9.5 No Waiver: Severability...............................................................................................  33
   9.6 Counterparts..........................................................................................................  33
   9.7 Applicable Law: Service of Process....................................................................................  33
   9.8 Usury.................................................................................................................  33
   9.9 Change of Security....................................................................................................  33
   9.10 Headings for Convenience Only........................................................................................  34
   9.11 No Representation by Lender..........................................................................................  34
   9.12 Lender's Right to Assign and Participate Interests...................................................................  34
   9.13 Entire Agreement: Amendments in Writing..............................................................................  34
   9.14 Waiver of Right to Trial by Jury.....................................................................................  34
Article X SPECIAL STATE PROVISIONS...........................................................................................  35

EXHIBITS
Exhibit A - Legal Description

Exhibit B - Permitted Exceptions

Preamble:
--------

     Hologic, Inc., a Delaware corporation, having a mailing address of 35 Crosby Drive, Bedford, MA ("Borrower"), for consideration paid, does hereby GRANT, BARGAIN, SELL, MORTGAGE, CONFIRM, WARRANT and CONVEY unto Trex Medical Systems Corporation, having an address at 81 Wyman Street, P.O. Box 9046, Waltham, MA 02254-9046 (the "Lender"), with MORTGAGE COVENANTS, to secure payment of TWENTY-FIVE MILLION AND 00/100 DOLLARS ($25,000,000.00) (the "Loan"), with interest thereon on such part thereof as shall from time to time remain unpaid, and all other sums evidenced by or due under that certain Secured Promissory Note of even date herewith from Borrower to Lender (together with any and all renewals, modifications, rearrangements, reinstatements, enlargement, or extensions of such note or of any promissory note or notes given in renewal, modification, rearrangement, substitution or replacement therefor, the "Note") or advanced under or secured by the Loan Documents (hereinafter defined), and any other amounts, payments, or premiums payable under the Note, this Mortgage, Security Agreement and Assignment of Leases and Rents (this "Mortgage") or the other Loan Documents (the "Indebtedness"), all payable as provided in the Note and in all other Loan Documents, the following (collectively, the "Mortgaged Property"):

     The land located on 35 Crosby Drive, Bedford, Middlesex County, Massachusetts, as more particularly described in Exhibit A attached hereto,
                                                 ---------
together with all right, title, interest and privileges of Borrower in and to
(i) streets, easements, rights-of-way, licenses, vehicle parking right and other rights appurtenant to or used in connection with such real property or the Improvements (hereinafter defined) including, without limitation, any drainage ponds or other like drainage areas not located on the Land (hereinafter defined) which may be required for water run-off and any easements necessary to obtain access from the Land to such drainage areas, or to any other area to which Borrower has a right to drain water or sewer; (ii) any strips or gores of real property between such real property and abutting or adjacent properties; and
(iii) all water and water rights, mineral rights, timer and crops, appurtenances, reversions and remainder in, to or relating to such real property (collectively, the "Land"); and

     All buildings, open parking areas, structures and other improvements, and any and all additions or appurtenances thereto, now or hereafter located on the Land (the "Improvements"); and

     All materials, supplies, equipment, machinery, goods, systems, apparatus, and other items now owned or hereafter acquired by Borrower and now or hereafter attached to, installed in, or used in connection with the Improvements or the Land, together with all appurtenances, replacements, betterments, and substitutions for any of the foregoing and the proceeds thereof (collectively, the "Fixtures"); and

     All of the right, title, and interest of Borrower in and to the following, to the extent the same are necessary to the proper use and operation of the
Improvements: (i) furnishings, equipment and machinery which, if attached to the Improvements, would be Fixtures; (ii) all refundable fees, deposits or other funds or evidences of credit or indebtedness deposited by or on behalf of Borrower with any governmental authority, corporation or provider of utility services relating to the Mortgaged Property,
(iii) any awards, settlements, or compensation made by any Governmental Authority relating to the Mortgaged Property, including those for any change of grade in any streets and those for municipal utility district or other utility costs incurred or deposits made in connection with the Land or the Improvements;
(iv) all refunds, rebates or credits in connection with a reduction in taxes charged against the Mortgaged Property as a result of any applications or proceedings for reduction or abatement; (v) unearned premiums on any insurance required to be maintained by Borrower hereunder relating to the Mortgaged Property; and (vi) all books of account and records relating to the operation of Mortgaged Property whether or not stored, managed or contained on computer software or hardware, together with all accessions, replacements, and substitutions thereto or therefor and the products and/or proceeds thereof (collectively, the "Personalty"); and

     All of the right, title, and interest of Borrower in, to, and under any and all of the following, whether now or hereafter existing: (i) all contracts and rights relating to the operation and maintenance, of the Mortgaged Property (except Leases (hereinafter defined)), including but not limited to management agreements, maintenance agreements and service contracts; and (ii) warranties and guarantees relating to the Improvements (collectively, the "Contracts"); and

     Any and all leases, master leases, subleases, licenses, concessions, or other agreements (written or oral, now or hereafter in effect), including any renewals, extensions, amendments and supplements, which grant to third parties a possessory interest in and to, or the right to use, all or any part of the Mortgaged Property, together with all security and other deposits or payments made in connection therewith (collectively, the "Leases"); and

      All of the rents, revenues, income, proceeds, profits, security and other types of deposits (after Borrower acquires title thereto), and other benefits paid or payable by parties to the Contracts and/or Leases other than Borrower, for using, leasing, occupy licensing, possessing, operating from, or otherwise enjoying all or any portion of the Mortgaged Property, whether due now or hereafter, including, without limitation, any payments made by a lessee arising out of the cancellation or termination of any Lease (collectively, the "Rents").

     TO HAVE AND TO HOLD the Mortgaged Property unto Lender, forever, subject, however, to the matters described in Exhibit B hereto ("Permitted Exceptions"),
                                     ---------
and upon the terms and conditions of this Mortgage, with the Power of Sale and right of entry as provided below, and Borrower does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Lender against every person whomever claiming the same or any part thereof.

                                   Article I

                                  DEFINITIONS
                                  -----------

     1.1  Definitions.  All capitalized terms not otherwise defined in the body
          -----------
of this Mortgage shall have the meanings set forth below:

     APA. That certain Asset Purchase and Sale Agreement dated August 13, 2000
     ---
between Borrower and Lender.

     Borrower:  The individual or entity described as Borrower in the initial
     --------
paragraph of this Mortgage and any and all subsequent owners of the Mortgaged Property (without implying Lender's consent to any Transfer of the Mortgaged Property).

     Code:  The Uniform Commercial Code, as amended from time to time, in effect
     ----
in the state in which the Mortgaged Property is located provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Lender's security interest in the Mortgaged Property is governed by the Uniform Commercial Code as in effect in a jurisdiction other than that in which the Mortgaged Property is located, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

     Consolidated Tangible Net Worth:  The excess of Consolidated Total Assets
     -------------------------------
over Consolidated Total Liabilities, and less the sum of:

                (a) the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles, including such items as lease acquisition costs, deferred charges, goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus
                                                                            ----

                (b) all amounts representing any write-up in the book value of any assets of the Borrower or its Subsidiaries resulting from a revaluation thereof after September 25, 1999.

     Consolidated Total Assets: All assets of the Borrower and its Subsidiaries
     -------------------------
determined on a consolidated basis in accordance with generally accepted accounting principles.

     Consolidated Total Liabilities:  All liabilities of the Borrower and its
     ------------------------------
Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles.

     Contracts:  As defined in the Preamble of this Mortgage.
     ---------

     Debtor Relief Laws:  Title 11 of the United States Code or any other
     ------------------
applicable federal or state law, as now or hereafter in effect, relating to bankruptcy, insolvency, liquidation, receivership, reorganization, arrangement or composition, extension or adjustment of debts, or similar laws affecting the rights of creditors.

     Default Rate:  As defined in the Note.
     ------------

     Disposal:  The actual or alleged presence, release, spill, transportation,
     --------
migration, generation, treatment, processing, storage use or disposal of Hazardous Materials on, in, under, above or emanating from any portion of the Mortgaged Property, whether intentional or unintentional, direct or indirect, foreseeable or unforeseeable.

     Distribution:  The declaration or payment of any dividend on or in respect
     ------------
of any shares of any class of capital stock of the Borrower, other than dividends payable solely in shares of common stock of the Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of the Borrower, directly or indirectly through a Subsidiary of the Borrower or otherwise (other than the repurchase or redemption of shares of common stock of the Borrower or any Subsidiary whose employment or retention is terminated by the Borrower or any such Subsidiary in an aggregate amount not to exceed $100,000 during any fiscal year of the Borrower); the return of capital by the Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock of the Borrower.

     Environmental Claim:  Any and all administrative, regulatory or judicial
     -------------------
actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations, proceedings, consent orders or consent agreements (collectively, "Claims") relating in any way to (a) the actual,
                           -------
threatened or alleged presence or release of Hazardous Materials on, in, under or at the Mortgaged Property or (b) any Environmental Law, including without limitation (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from any release or threatened release of Hazardous Materials or arising from alleged injury or threat of injury or damage to health, safety or the environment.

     Environmental Laws:  As defined in Article II of this Mortgage.
     ------------------                 ----------

     Event of Default:  As defined in Article VII of this Mortgage.
     ----------------                 -----------

     Fixtures:  As defined in the Preamble of this Mortgage.
     --------

     Generally Accepted Accounting Principles or generally accepted accounting
     -------------------------------------------------------------------------
principles:  Principles that are consistent with the principles promulgated or
----------
adopted by the Financial Accounting Standards Board and its predecessors, in effect for the Borrower's fiscal year ended on September 25, 1999.

     Governmental Authority.  Any board, agency, commission or department of any
     ----------------------
federal, state or municipal government having jurisdiction over the Mortgaged Property.

     Hazardous Materials:  As defined in Article II of this Mortgage.
     -------------------                 ----------

     Impositions:  (i) All real estate and personal property taxes, charges,
     -----------
assessments, and levies and any interest, costs, or penalties with respect thereto, of any kind and nature whatsoever which at any time may be assessed, levied, or imposed upon the Mortgaged Property or the ownership, use, occupancy, or enjoyment thereof; (ii) any sums payable for or under any easement, license, or agreement maintained for the benefit of the Mortgaged Property; (iii) utility charges and fees relating to the Mortgaged Property; and (iv) assessments and charges arising under any subdivision, condominium, planned unit development, or other declarations, restrictions, regimes, or agreements affecting the Mortgaged Property.

     Improvements:  As defined in the Preamble of this Mortgage.
     ------------

     Indebtedness:  As defined in the Preamble of this Mortgage.
     ------------

     Indemnified Matters:  All obligations (including removal and remedial
     -------------------
actions), losses, claims, suits, judgments, liabilities, penalties, damages (including punitive damages and consequential damages), costs and expenses (including attorneys', consultants', and contractors' fees and expenses) of any kind or nature whatsoever that may at any time be incurred by, imposed on or asserted against Borrower, the Mortgaged Property or any Indemnitee directly or indirectly based on, or arising or resulting from, any Environmental Claim relating in any way to (a) Borrower or the Mortgaged Property, or (b) the exercise by the Lender of any of its rights under any of the provisions of the Loan Documents.

     Indemnitee:  Each of Lender and any and all subsequent holder(s) of the
     ----------
Note, plus with respect to each of the foregoing, any and all of their respective subsidiaries, advisors, trustees, and the directors, officers, agents, attorneys, employees, participants and successors and assigns of Lender, all subsequent holder(s) of the Note, and their respective subsidiaries, advisors and trustees.

     Land:  As defined in the Preamble of this Mortgage.
     ----

     Legal Requirements:  As defined in Article II of this Mortgage.
     ------------------                 ----------

     Lender:  The individual or entity described as Lender in the initial
     ------
paragraph of this Mortgage and/or their (its) affiliate(s), separate account(s), nominee(s) or subsidiary(ies) and any investor, participant, co-lender or assignee to whom the Loan, in whole or in part, may be sold.

     Lessees:  The tenants and lessees under the Leases.
     -------

     Loan Documents:  As defined in the Note.
     --------------

     Mortgaged Property:  As defined in the Preamble of this Mortgage.
     ------------------

     Note:  As defined in the Preamble of this Mortgage.
     ----

     Obligations:  Any and all of the covenants, conditions, warranties,
     -----------
representation, and other obligations made or undertaken by Borrower or any other person or party to the Loan Documents as set forth in the Loan Documents.

     Permits:  As defined in Article II of this Mortgage.
     -------                 ----------

     Permitted Exceptions:  As defined in the Preamble of this Mortgage.
     --------------------

     Personalty:  As defined in the Preamble of this Mortgage.
     ----------

     Rents:  As defined in the Preamble of this Mortgage.
     -----

     Subordinate Mortgage:  Any mortgage, deed of trust, pledge, lien, security
     --------------------
interest, encumbrance or charge, or conditional sale or other title retention agreement, covering all or any portion of the Mortgaged Property, the lien of which is subordinate and inferior to the lien of this Mortgage.

     Subsidiary:  Any corporation, association, trust, or other business entity
     ----------
of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes) of the outstanding voting stock and the accounts of which are consolidated with the Borrower in accordance with Generally Accepted Accounting Principles.

     Transfer:  Any sale, lease, exchange, assignment, conveyance, transfer,
     --------
trade, or other transfer or disposition of all or any portion of the Mortgaged Property (or any related real property interest therein) or any part of the ownership interest in Borrower which constitutes a "Change of Control" as defined in the Note, but excluding the following: (a) sales or transfers of items of Personalty which have become obsolete or worn beyond practical use and which have been replaced by adequate substitutes having a similar utility and a value equal to or greater than the replaced items when new; and (b) Approved Leases.

                                  Article II

                        CERTAIN ADDITIONAL DEFINITIONS;
                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     The following capitalized terms not otherwise defined in the body of this Mortgage shall have the meaning as set forth below:

     Environmental Laws: All federal, state or local laws, rules and regulations
     ------------------
(whether now existing or hereafter enacted or promulgated, as they may be amended from time to time) pertaining to Hazardous Materials, environmental regulations, contamination by hazardous wastes, clean-up of hazardous wastes or disclosures relating to Hazardous Materials or hazardous wastes, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments including, without limitation, the Comprehensive

Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.
Section 9601 et seq. ("CERCLA"); the Federal Resource Conservation and Recovery
                       ------
Act, 42 U.S.C. Section 6901 et seq. ("RCRA"); Superfund Amendments and
                                      ----
Reauthorization Act of 1986, Public Law No. 99-499 ("SARA"); Toxic Substances
                                                     ----
Control Act, 15 U.S.C. Section 2601 et seq. ("TSCA"); and all state superlien or
                                              ----
environmental clean-up or disclosure statutes in the state in which the Mortgaged Property is located.

     Hazardous Materials:  Any petroleum product and all hazardous or toxic
     -------------------
substances or wastes or any substances which because of their quantitative concentration, chemical, radioactive, flammable, explosive, infectious or other characteristics, constitute or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including, without limitation, any asbestos (whether or not friable) and any asbestos-containing materials, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials or any other hazardous or toxic wastes or substances which are included under or regulated by any Environmental Laws.

     Legal Requirements:  (a) All present and future laws, rules, regulations
     ------------------
and permits of any Governmental Authority applicable to the Mortgaged Property,
(b) all covenants, conditions, and restrictions contained in any deeds or other instruments which relate to the Mortgaged Property, the failure of compliance with which would materially adversely affect Lender's interest in, or the value of, the Mortgaged Property, (c) all of Borrower's obligations under all Permits affecting the Mortgaged Property and all conditions thereof binding upon the Mortgaged Property.

     Permits:  All permits, licenses, certificates and approvals issued by
     -------
Governmental Authorities or otherwise necessary for the Mortgaged Property to comply with all Legal Requirements.

     Borrower represents, warrants, agrees and confirms that, as of the date hereof, as follows:

     2.1  Conduct of Business.  Borrower has all Permits necessary to use and
          -------------------
operate the Mortgaged Property.

     2.2  Payment of Taxes.  All income, franchise and personal property,
          ----------------
excise and other Taxes, charges and fees due and payable as of the date hereof by Borrower to all Governmental Authorities the non-payment of which could result in a lien upon the Mortgaged Property have been fully paid.

2.3  Authority to Enter into Transaction; No Conflict; Authority and
     ---------------------------------------------------------------
Enforceability.  Borrower has the right to borrow from Lender all funds
--------------
evidenced by the Note, to encumber its interest in the Mortgaged Property, and to execute and deliver the Loan Documents. The execution and delivery of the Loan Documents will not conflict with or constitute a default under any agreement or Legal Requirement binding upon Borrower. The execution, delivery and performance of the Loan Documents have been duly authorized by all necessary actions of Borrower, and the Loan Documents will be legal, valid and binding obligations of Borrower, enforceable in accordance with their terms.

     2.4  Title to the Mortgaged Property; Compliance with Laws; No Notices of
          --------------------------------------------------------------------
Violation; No Flood Hazard; Issuance of Permits.  Borrower has good, record and
-----------------------------------------------
marketable title to the Mortgaged Property, free and clear of all mortgages, deeds of trust, liens or other encumbrances of any kind or nature except the Permitted Exceptions. The use and occupancy of the Mortgaged Property is in material compliance with all Legal Requirements, without depending upon property or rights other than the Mortgaged Property (which for the purposes hereof shall include appurtenant easements). No uncured notice of any asserted violation of any Legal Requirement has been given to Borrower. Borrower has not received any notices of proposed rezoning of the Mortgaged Property or of any proposed municipal or county assessments against the Mortgaged Property. The Mortgaged Property is not in a Flood Hazard Area as defined in the "Flood Disaster Protection Act of 1973", as amended, or identified as such by the Federal Emergency Management Agency. All governmental authorities have issued all Permits required for the use and operation of the Mortgaged Property.

     2.5  No Condemnation.  No part of the Mortgaged Property has been taken in
          ---------------
condemnation or any similar proceeding, and no part of the Mortgaged Property has been transferred by deed in lieu of condemnation or other like proceeding. To the best of Borrower's knowledge, no condemnation or other like proceeding is pending or threatened with respect to the Mortgaged Property.

     2.6  No Litigation.  There is no pending or, to the best of Borrower's
          -------------
knowledge, threatened litigation against Borrower relating to the Mortgaged Property, or to the title, use, occupancy or operation thereof.

     2.7  Payment for Work; No Mechanics' Liens.  All construction, alterations
          -------------------------------------
and repairs with respect to the Mortgaged Property have been paid for in full, except for repair work performed in the ordinary course of business for which payment is not yet due and payable. No uncured notice of any mechanic's or materialmen's lien has been received by Borrower, and no mechanic's or materialmen's liens claims are threatened, with respect to the Mortgaged Property.

     2.8  Leases.  Borrower has delivered to Lender true, correct and complete
          ------
copies of all leases and occupancy agreements ("Leases") affecting the Mortgaged Property. Borrower is not in material default under any Lease, and to Borrower's knowledge no other party to any Lease is in material default thereunder.

     2.9  Leasing Commissions: Management Agreements.  There are no agreements
          ------------------------------------------
to pay leasing commissions for existing Leases, or any management agreements for the Mortgaged Property. The obligation to pay leasing commissions and management fees are and will be (a) subject, subordinate and inferior to this Mortgage and (b) not enforceable against Lender or anyone claiming by, through or under Lender.

     2.10  Separate Tax Parcel.  No land or improvements which will not be
           -------------------
encumbered by this Mortgage is included within the tax assessment or assessments of the Mortgaged Property or the tax lots corresponding to the Mortgaged Property.

     2.11  Condominium or Cooperative.  The Mortgaged Property has not been
           --------------------------
subjected to a condominium or cooperative form of ownership.

     2.12  Borrower Not "Foreign Person".  Borrower is not a "foreign person"
           -----------------------------
under the Foreign Investment in Real Property Tax Act 1980, or the regulations promulgated pursuant to such Act or any amendment to such Act or regulations.

     2.13  Payment of Real Estate Taxes and Impositions.  All water charges,
           --------------------------------------------
sewer rents, ad valorem taxes, assessments, vault charges and other similar liens or impositions relating to the Mortgaged Property which are due and payable have been paid in full.

     2.14  Utilities Are Available to the Mortgaged Property.  To the best of
           -------------------------------------------------
Borrower's knowledge, all utilities, including, without limitation, electricity, gas, steam, public water, public storm and sanitary sewers and telephone service, required for the current and intended use and operation of the Mortgaged Property are available at the lot lines thereof or through existing easements appurtenant to the Mortgaged Property, have been connected to the improvements, are in full service, have been accepted or approved by the appropriate Governmental Authorities with all necessary Permits required by Legal Requirements having been issued. The existing utilities are of adequate capacity for the Mortgaged Property.

     2.15  Proper Drainage.  Design and as-built conditions of the Mortgaged
           ---------------
Property are such that no material drainage of surface or other water across land of others is expected to occur.

     2.16  Environmental Matters.  Except as to any matters disclosed in the
           ---------------------
Borrower's Environmental Disclosure Documents (described below), true, correct and complete copies of which Borrower has delivered to Lender:

          (a)  Reasonable Investigation; Site Evaluation.  Borrower has
               -----------------------------------------
performed or relied upon the performance by others of appropriate investigations, studies and tests to discover (i) any environmental contamination in, on, under threatening to or emanating from the Mortgaged Property; and (ii) any potential or actual liabilities for clean-up of Hazardous Materials with respect to the Mortgaged Property, and such investigations, studies and tests have disclosed no environmental contamination, Hazardous Materials, facts which may give rise to environmental claims or past or current violations of any Environmental Laws.

          (b)  No Knowledge of Hazardous Materials.  To the best of the
               -----------------------------------
Borrower's knowledge: no prior owner of the Mortgaged Property or current or prior tenant, subtenant or other occupant of the Mortgaged Property has used Hazardous Materials on, from or affecting the Mortgaged Property whether or not in a manner that violates any of the Environmental Laws governing the contamination, use, generation, placement, treatment, transportation, manufacture, refinement, handling, production, disposal or storage of Hazardous Materials; there have been no releases of Hazardous Materials either at, upon, under or within the Mortgaged Property; no Hazardous Materials have migrated to the Mortgaged Property; no Hazardous Materials are located on or have been stored on (other than those Hazardous Materials which are customarily used by Borrower and other tenants and occupants in the course of their business and then only in strict compliance with all Environmental Laws affecting such materials and the Mortgaged Property), generated at, processed or disposed of on, or released or discharged from (including ground water contamination) the Mortgaged Property; no above or underground storage tanks currently exist or previously existed on the Mortgaged Property; and the Mortgaged Property does not contain and has not in the past contained any asbestos containing material or other airborne contamination including any potential contamination that would be caused by maintenance of the Mortgaged Property, equipment therein, operations or activities conducted thereon or finishes in the Improvements.

          (c)  Limitation on Hazardous Materials Allowed on Mortgaged Property;
               ----------------------------------------------------------------
Future Compliance with Environmental Laws.  Borrower shall not allow any
-----------------------------------------
Hazardous Materials to exist or be stored, disposal of, located, discharged, generated, managed, processed or otherwise handled on the Mortgaged Property other than those Hazardous Materials which are customarily used by Borrower and other tenants and occupants in the course of their business and then only in strict compliance with all Environmental Laws affecting such materials and the Mortgaged Property.

          (d)  No Outstanding Notices of Violation; Mortgaged Property
               -------------------------------------------------------
Currently Complies with Environmental Laws.  Neither Borrower nor the Mortgaged
------------------------------------------
Property (i) has received notice of or is subject to any private or governmental lien or judicial or administrative notice, order or action relating to Hazardous Materials or environmental concerns, impairments or liabilities with respect to the Mortgaged Property, or (ii) is in, or with any applicable notice or lapse of time, or failure to take curative or remedial actions, will be in, either direct or indirect violation of any Environmental Laws.

          (e)  Borrower's Environmental Disclosure Documents.  For purposes
               ---------------------------------------------
hereof, "Borrower's Environmental Disclosure Documents" shall be as defined in the APA.

                                  Article III

                             BORROWER' S COVENANTS
                             ---------------------

     Borrower covenants and agrees with Lender as follows:

     3.1  Payment and Performance by Borrower.  Borrower will pay the
          -----------------------------------
Indebtedness and perform and discharge the Obligations on or before the time for performance specified in the Loan Documents.

     3.2  Borrower's Compliance with Legal Requirements.  Subject to Section 9.1
          ---------------------------------------------
(Borrower's Right to Contest Certain Matters) Borrower will promptly and faithfully comply with, conform to, and obey all Legal Requirements.

     3.3  Borrower's Payment of Impositions.  Subject to Section 9.1 (Borrower's
          ---------------------------------
Right to Contest Certain Matters), Borrower will pay and discharge the Impositions not later than thirty (30) days after the due date thereof, and Borrower shall at Lender's request, deliver to Lender a written' receipt evidencing the payment of each Imposition no later than ten (10) days prior to the due date thereof.

     3.4  Maintenance of First Lien Status of Mortgage: No Subordinate Mortgage;
          ----------------------------------------------------------------------
or Other Liens Permitted.  Borrower will protect the first lien and security
------------------------
interest status of this Mortgage and the other Loan Documents and will not permit to be created or to exist any Subordinate Mortgage or any other lien or security interest on a parity with, superior to, or inferior to, any of the liens or security interests of this Mortgage, except for the Permitted Exceptions.

     3.5  Borrower's Maintenance of Property in Good Repair; No Waste:
          ------------------------------------------------------------
Alterations and Additions.  Borrower will keep the Mortgaged Property in good
-------------------------
order and condition, reasonable wear and tear excepted, and will make all repairs, replacements, alterations and additions which are reasonably necessary to keep the Mortgaged Property in such order and condition. Borrower will prevent any act, occurrence, or neglect which might materially impair the value or usefulness of the Mortgaged Property for its intended use. Borrower will not commit or permit any waste of the Mortgaged Property. All alterations or additions shall be completed promptly in a good and workmanlike manner and in compliance with all Legal Requirements and other obligations by which Borrower or the Mortgaged Property is bound. No alterations or additions shall adversely affect the value or utility of the Mortgaged Property.

     3.6  Borrower's Maintenance of Insurance; Waiver of Subrogation.  Borrower
          ----------------------------------------------------------
will obtain and maintain the following insurance upon and relating to the Mortgaged Property:

          (a) owner's (and during any period of construction by a third party, contractors') policy of comprehensive general public liability insurance (including automobile coverage) on an occurrence basis, with a combined single limit of not less than $1,000,000 and excess or umbrella liability of at least $25,000,000, or such higher amount as Lender may reasonably require;

          (b) fire and extended coverage insurance against all risks of loss, including collapse, in an amount not less than the greater of (i) the outstanding Loan amount or (ii) 100% of the full replacement cost of all Improvements, including the cost of debris removal, with an agreed-amount endorsement sufficient at all times to prevent Borrower from becoming a coinsurer, with no deduction for depreciation;

          (c)  Intentionally Omitted;

          (d) if the Mortgaged Property is now or hereafter becomes situated in a "flood hazard area," and if required by Lender, a flood insurance policy;

          (e) worker's compensation insurance for Borrower and any general contractor or agent performing any construction work or other services on or with respect to the Mortgaged Property, in the statutory limits;

          (f)  Intentionally Omitted;

          (g) broad form boiler and machinery insurance (without exclusion for explosion) covering all boilers or other pressure vessels, machinery and equipment located in, on or about the Mortgaged Property and insurance against loss of occupancy or use arising from any breakdown in such amounts as are generally available at premiums as are generally required by institutional lenders for properties similar to the Mortgaged Property;

          (h)  Intentionally Omitted; and

          (i) such other insurance, if any, as Lender may reasonably require from time to time.

     Lender acknowledges that the insurance may be provided under a blanket insurance policy provided that Lender shall be satisfied that sufficient coverage (as determined by Lender) is allocated under such policy to the Mortgaged Property and that all requirements of this Section are satisfied by such policy.

     Each insurance policy obtained by Borrower shall provide by way of endorsements, riders or otherwise that: (a) with respect to liability insurance, Lender shall be named as an additional insured; with respect to the other insurance required hereunder (other than worker's compensation insurance), and with respect to any business interruption, rental value or earthquake insurance which Borrower may at its option, obtain, Lender shall be named under a standard noncontributory mortgagee clause providing for such amounts to be payable to Lender as a mortgagee or loss payee and not as a coinsured; (b) the coverage of Lender shall not be terminated, reduced, or affected in any manner regardless of any breach or violation by Borrower of any warranties, declarations, or conditions in such policy; (c) no such insurance policy shall be canceled, endorsed, altered, or reissued to effect a change in coverage for any reason and to any extent unless such insurer shall have first given Lender thirty (30) days' prior written notice thereof; and (d) Lender may, but shall not be obligated to, make premium payments to prevent any cancellation, endorsement, alteration, or reissuance, and such payments shall be accepted by the insurer to prevent the same; however, Lender shall not be liable for the failure to make such payment or obtain such insurance, or for the amount, coverage or type of insurance obtained, the form or legal sufficiency of any such insurance contract, or the solvency of any such insurance company.

     Lender shall be furnished with the original of each initial policy (or other evidence of insurance acceptable to Lender) simultaneously with the execution of this Mortgage and the original of each renewal policy (or other evidence of insurance acceptable to Lender) not less than thirty (30) days' prior to the expiration of the initial policy or each immediately preceding renewal policy. All insurance policies required under this Mortgage shall be with a company or companies authorized to do business in the state in which the Mortgaged Property is located with a claims paying ability rating of A:XII or higher, according to the standards set by A.M. Best Company (or a similar rating by an equivalent rating company satisfactory to Lender). Borrower shall promptly provide to Lender copies of any and all notices of cancellation, non-renewal, coverage changes, claims, and demands which Borrower receives from insurers of the Mortgaged Property.

     If Borrower shall fail to obtain any insurance policy or policies required by Lender, or shall fail to assign and deliver such policies to Lender, then Lender may, but shall not be required to, obtain such insurance and pay the premium or premiums therefor, in which event Borrower shall, on demand of Lender, repay such premium or premiums to Lender and such repayment shall be secured by the lien of this Mortgage. If Borrower fails to maintain the level and coverages of insurance required under this Mortgage, then Borrower shall indemnify Lender to the extent that a casualty occurs and insurance proceeds would have been available had such insurance been maintained.

     Borrower waives any and all right to claim, recover, or obtain subrogation against Lender or its officers, directors, employees, agents, attorneys, or representatives for loss or damage to Borrower, the Mortgaged Property, Borrower's property or the property of others under Borrower's control from any cause insured against or required to be insured against by the provisions of the Loan Documents.

     3.7  Lender's Right to Inspect Mortgaged Property.  Borrower will permit
          --------------------------------------------
Lender, and its agents, upon reasonable advance notice to Borrower from time to time, to enter on and to inspect the Mortgaged Property at reasonable times.

     3.8  Borrower's Provision of Financial Statements and Rent Rolls;
          ------------------------------------------------------------
Inspection of Books and Records.  Borrower will maintain full and accurate
-------------------------------
books of account and other records reflecting the results of the operations of the Mortgaged Property. Borrower will deliver to the Lender:

          (a) as soon as practicable, but in any event not later than one hundred ten (110) days after the end of each fiscal year of the Borrower, the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such year, and the related consolidated statement of income and consolidated statement of cash flow for such year, each setting forth in comparative form the figures for the previous fiscal year and all such consolidated statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles (which reporting requirement may be satisfied, for so long as the Borrower is subject to the reporting requirements of the Securities Exchange Act of 1934, by the delivery of the Borrower's Annual Report on Form 10-K (or any successor thereto)), and (unless such certification is included in such Form 10-K) certified without qualification by the Borrower's independent certified public accountants; and

          (b) as soon as practicable, but in any event not later than sixty-five (65) days after the end of each of the first three fiscal quarters of the Borrower, copies of the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarter, and the related consolidated statement of income and consolidated statement of cash flow for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles (which reporting requirement may be satisfied, for so long as the Borrower is subject to the reporting requirement of the Securities Exchange Act of 1934, by the delivery of the Borrower's Quarterly Report on Form 10-Q (or any successor thereto)) together with a certification by the chief financial officer or the treasurer of the Borrower that to the best of the Borrower's knowledge, the information contained in such financial statements fairly presents the financial position of the Borrower and its Subsidiaries on the date thereof (subject to year-end adjustments).

          Each of the items required to be delivered pursuant to subparagraphs
(a) and (b) above shall be accompanied by a certification of Borrower executed by its chief financial officer that the Borrower has not violated and is not in violation of the provisions of Section 3.15 hereof, and shall include a
                               ------------
calculation demonstrating compliance with Section 3.15(b) hereof.

          Lender shall have the right, at reasonable times and upon reasonable notice, to audit, examine, make and take away copies or extracts of Borrower's books of account and records relating to the Mortgaged Property, all of which shall be maintained and made available to Lender and Lender's representatives for such purpose at the address specified herein for Borrower or at such other location as Lender may approve, such approval not to be unreasonably withheld.

     3.9  Borrower's Payment for Labor and Materials.  Subject to Section 9.1
          ------------------------------------------
(Borrower's Right to Contest Certain Matters) Borrower will promptly pay when due all bills and costs for labor and materials incurred in connection with the Mortgaged Property.

     3.10  Further Assurances; Corrections; Recording of Loan Documents;
           -------------------------------------------------------------
Payment of Stamp Taxes.  From time to time, at the request of Lender, Borrower
----------------------
will (i) promptly correct any defect, error, or omission which may be discovered in the contents of any Loan Document or in the execution or acknowledgment thereof; (ii) execute and deliver such further instruments and perform such further acts and provide such further assurances as may be reasonably necessary, desirable, or proper, in Lender's opinion, to carry out more effectively the purposes of this Mortgage and the Loan Documents and to subject to the liens and security interests of this Mortgage and the Loan Documents any property intended by the terms hereof or thereof to be covered hereby or thereby, including without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Mortgaged Property; (iii) execute, acknowledge, deliver, procure, file, and/or record the Loan Documents (as requested by Lender) and if necessary, replacements thereof, and any other document or instrument deemed advisable by Lender to protect the liens and the security interests herein granted against the rights or interests of third persons; and (iv) pay all documentary stamp taxes, fees and other costs connected with any of the foregoing.

     3.11  Borrower's Payment of Taxes on Mortgage.  If at any time any law
           ---------------------------------------
shall be enacted imposing or authorizing the imposition of any tax upon this Mortgage, or upon any rights, titles, liens, or security interests created hereby, or upon the Indebtedness or any part thereof, Borrower will immediately pay all such taxes; provided, however, that if such law makes it unlawful for Borrower to pay such tax, then (i) Borrower shall not pay nor be obligated to pay such tax, and (ii) Borrower must prepay the Indebtedness in full within ninety (90) days after demand therefor by Lender, and no prepayment penalty or premium shall be payable thereon.

     3.12  Borrower's Estoppel Certificate.  In the event of a proposed sale of
           -------------------------------
the Loan or an interest thereon by Lender, upon ten (10) days written request of Lender, Borrower will furnish Lender a written certificate, in form reasonably satisfactory to Lender, confirming the unpaid balance of the Indebtedness and that there are no offsets or defenses against full payment of the Indebtedness and the terms hereof, or if there are any such offsets or defenses, specifying them and certifying that there does not exist an event which constitutes, or which upon due notice or lapse of time or both would constitute, an Event of Default, or if an Event of Default exists, specifying the nature thereof.

     3.13  Lender's Expenses and Attorneys' Fees; Default Rate Applicable to
           -----------------------------------------------------------------
Unpaid Amounts.  Borrower will pay on demand all reasonable out-of-pocket costs
--------------
and expenses including, but not limited to, reasonable professional fees and expenses including, without limitation, those of architects, engineers or attorneys, paid or incurred by Lender in connection with the review of any consent, approval or waiver requested by Borrower under any of the Loan Documents, and any suit to which Lender is a party involving this Mortgage or the Mortgaged Property and those attorneys' fees and expenses incurred or incident to the enforcement or collection of the Indebtedness or the exercise of any right or remedy under any Loan Document. All such sums, and any other amounts required to be reimbursed to Lender pursuant to this Mortgage shall be added to the Indebtedness and shall bear interest from and after the date due at the Default Rate.

     3.14  Borrower's Address.  Borrower shall give written notice to Lender of
           ------------------
any change of address of Borrower at least ten (10) days prior to the effective date of such change of address.

     3.15  Financial Covenants.
           -------------------

          (a)  Distribution.  The Borrower will not declare or make any
               ------------
Distributions.

          (b)  Minimum Net Worth.  The Borrower will not permit Consolidated
               -----------------
Tangible Net Worth to be, as at the end of any fiscal quarter, less than Sixty Two Million Five Hundred Thousand ($62,500,000.00) Dollars.

     3.16 Improper Use of Mortgaged Property; Condominium or Cooperative.
          --------------------------------------------------------------
Borrower will not allow the use, maintenance, operation, or occupancy of the Mortgaged Property in any manner which (i) violates any Legal Requirement, or
(ii) makes void, voidable, or cancelable any insurance then in force with respect thereto. Borrower will not allow the Mortgaged Property to be subject to a condominium or cooperative form of ownership and will not subdivide the Mortgaged Property.

     3.17 Replacement of Fixtures and Personalty.  Borrower will not, without
          --------------------------------------
the prior written consent of Lender, permit any material Fixture or Personalty to be removed from the Land or Improvements unless the item is removed temporarily for maintenance and repair or, if removed permanently, is replaced by an article of equal utility and value and is owned by Borrower, free and clear of any lien or security interest.

     3.18 Change in Zoning; Grant of Easements; Use of Property; Tax Parcel.
          -----------------------------------------------------------------
Borrower will not seek or acquiesce in a zoning reclassification of all or any portion of the Mortgaged Property or grant or consent to any easement, dedication, plat, or restriction affecting the Mortgaged Property, without Lender's prior written consent, which will not be unreasonably withheld, conditioned or delayed. The Mortgaged Property will at all times be operated as it is currently operated or as is commercially reasonable for the conduct of Borrower's business as currently conducted, and for no other purpose and the Land shall at all times be a separate tax parcel, separate and apart from any other property owned by Borrower or anyone else.

     3.19 Borrower's Defense of Lender.  At its own cost and expense, Borrower
          -----------------------------
will defend with counsel approved by Lender, such approval not to be unreasonably withheld, and will hold Lender harmless from, any action, proceeding, or claim affecting the Mortgaged Property or the Loan Documents, and all costs and expenses incurred by Lender in such an event (including all court costs and fees of attorneys and experts) shall be borne by Borrower.

     3.20 No Transfers of Mortgaged Property or Interests in Borrower Permitted.
          --------------------------------------------------------------------
Without Lender's prior written consent, which Lender may withhold in its sole discretion, Borrower will not make a Transfer, or allow, or enter into any agreement to make or allow, a Transfer.

     3.21 Notice of Claims and Litigation.  Borrower shall promptly (and in any
          -------------------------------
event within fifteen (15) days after Borrower's own receipt of notice) notify Lender in writing of any pending or threatened suits, or proceedings at law or in equity, or before or by any Governmental Authority, which (i) if adversely determined would materially affect the financial condition of Borrower or the Mortgaged Property or (ii) involve the validity or enforceability of the Loan Documents or the priority of the lien of the Mortgage against the Mortgaged Property. Borrower shall also notify Lender in writing as soon as it has knowledge of any default with respect to any order, writ, injunction, decree or demand of any Governmental Authority affecting Borrower or the Mortgaged Property, where such default could materially affect or impair Borrower's financial condition, or the Mortgage Property. Borrower covenants and warrants that it shall promptly (and in any event within thirty (30) days after delivery or receipt of communications regarding the same) notify Lender in writing of any actual litigation affecting the Mortgaged Property involving claims in excess of $100,000, any such litigation threatened in a writing received by Borrower involving claims in excess of $100,000, and the existence of any mechanics' liens.

     3.22  Intentionally Omitted
           ---------------------

     3.23  Environmental Matters.  Borrower shall not allow any Hazardous
           ---------------------
Materials to exist or be stored, disposed of, located, discharged, generated, managed, processed or otherwise handled on the Mortgaged Property other than those Hazardous Materials which are customarily used by Borrower and other tenants and occupants in the course of their business and then only in strict compliance with all Environmental Laws affecting such materials and the Mortgaged Property.

     Borrower shall immediately notify Lender in writing should it become aware of (i) any release or threatened release of Hazardous Materials or the occurrence of any other environmental concern or liability with respect to the Mortgaged Property, or any real property adjoining or in the vicinity of the Mortgaged Property which could materially affect the Mortgaged Property or subject Borrower or the Mortgaged Property to a claim under any Environmental Laws or to any restriction on ownership, occupancy, transferability or use of the Mortgaged Property; (ii) any Environmental Claim; or (iii) any notice given to Borrower from any tenant or other occupant of the Mortgaged Property or any notice from any other person, entity or Governmental Authority with respect to any release or presence or threatened release of Hazardous Materials at or affecting the Mortgaged Property.

     In the event that any investigation, site monitoring, containment, clean-up, removal, restoration or other remedial work of any kind or nature is required under any applicable Environmental Law (the "Remedial Work") because of, or in connection with, a current or future violation of Environmental Laws or Disposal, Borrower shall, within thirty (30) days after written demand for performance thereof by Lender (or such shorter period of time as may be required under any applicable Environmental Law), commence and thereafter diligently prosecute to completion, all such Remedial Work in compliance with all applicable Environmental Laws. Borrower shall pay the costs of all environmental audits and follow-up reports required by Lender to evidence the completion of the Remedial Work in compliance with all applicable Environmental Laws. All Remedial Work shall be performed by contractors approved (which approval shall not be unreasonably withheld or delayed) in advance by Lender, and under the supervision of a consulting engineer approved (which approval shall not be unreasonably withheld or delayed) by Lender. All costs and expenses of such Remedial Work shall be paid by Borrower including, without limitation, Lender's reasonable attorneys' fees, paralegal fees and costs incurred in connection with monitoring or review of such Remedial Work. In the event Borrower shall fail to timely prosecute to completion such Remedial Work and if such failure continues for thirty (30) days after notice by Lender to Borrower (or such shorter period of time as may be required by any applicable Environmental Law or by any notice from any governmental authority having jurisdiction over the Mortgaged Property with respect to any Environmental Law), Lender may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall become part of the Indebtedness and be secured by the lien of this Mortgage.

     Borrower covenants and agrees that Lender or Lender's agent may, but shall not be obligated to, enter the Mortgaged Property to make reasonable inspections and tests thereof related to the presence of Hazardous Materials or to determine whether Hazardous Materials are present, at reasonable times upon reasonable advance notice.

     Borrower covenants and agrees that if Lender retains counsel or consultants for advice, representation, testing, analysis or remediation (i) in any way relating to any Environmental Claim; or (ii) to enforce Borrower's obligations under this Section 3.23, then all of the reasonable fees, costs and expenses arising from such services and all related expenses and costs, if any, shall be payable by Borrower to Lender within five (5) days after demand of Lender. All such sums shall be added to the Indebtedness and shall bear interest from and after the date due at the Default Rate.

     Borrower shall defend (using counsel approved in writing by the Lender, which approval will not be unreasonably withheld), indemnify and hold harmless each Indemnitee from and against all Indemnified Matters regardless of when such Indemnified Matters arise, but excluding (i) with respect to any Indemnitee, any Indemnified Matter based solely on the gross negligence or willful misconduct of such Indemnitee, and (ii) any such Indemnified Matter relating solely to Hazardous Materials that are first placed on the Mortgaged Property after Lender acquires title thereto or takes possession by foreclosure or otherwise.

     Upon written request of Lender, at Lender's sole option, Borrower shall undertake the defense of each Indemnitee, at Borrower's sole expense, with counsel approved by Lender, which approval shall not be unreasonably withheld, in connection with any obligation set forth herein for which Borrower has an obligation to indemnify, defend, and hold harmless the Indemnitees.

     If Borrower either refuses or fails to promptly commence or to diligently defend Lender and the other Indemnitees at Borrower's sole cost and expense with counsel approved by Lender as aforesaid in accordance with Borrower's obligations under this Mortgage, and Lender elects to undertake its own defense and the defense of the other Indemnitees, the reasonable attorneys' fees and related costs incurred by Lender in so doing shall be additional indemnification duties subject to reimbursement by the Borrower hereunder and shall be part of the Indebtedness and secured by this Mortgage. If Lender elects to undertake its own defense as aforesaid, Borrower shall nevertheless have the right to participate in such defense at Borrower's sole cost and expense.

     Lender shall not elect a settlement of any Environmental Claim that is subject to the indemnification obligations of Borrower under this Mortgage without the prior written consent of the Borrower, which consent shall not be unreasonably withheld or delayed. Borrower shall not effect a settlement of any Environmental Claim without the prior written consent of Lender, which consent shall not be unreasonably withheld or delayed.

     Any defense undertaken by Borrower hereunder may be effected under a reservation of rights without Borrower admitting that the Environmental Claim is subject to the indemnification obligations of Borrower under this Agreement. In the event it is determined that the matter being defended is not an Environmental Claim subject to indemnification hereunder, the Borrower shall not seek reimbursement from Lender or any Indemnitee of any defense costs theretofore incurred except to the extent that in bad faith Lender required Borrower to defend such Environmental Claim.

     Borrower agrees that the provisions of this Section shall survive the payment of the Indebtedness and the satisfaction of the Obligations for a period of one year if Lender never acquires title to the Mortgaged Property by foreclosure or otherwise or takes possession thereof, and otherwise shall survive for the maximum period of time permitted by law, and shall survive the foreclosure of the Mortgaged Property by Lender or acquisition of title thereto by other means for the maximum period of time permitted by law, provided that Borrower shall not be responsible for any Indemnified Matter relating solely to Hazardous Materials that are first placed on the Mortgaged Property after Lender acquires title thereto by foreclosure or otherwise or takes possession thereof.

                                  Article IV

                                    LEASES
                                    ------

     4.1  Borrower's License with Respect to Leases.  Lender hereby grants to
          -----------------------------------------
Borrower a license ("Borrower's License") under which, provided there exists no Event of Default, Borrower may collect all of the Rents upon, but not prior to, accrual.

     4.2  Authorization and Direction to Lessees.  Borrower hereby consents to
          --------------------------------------
and irrevocably authorizes and directs the Lessees, upon notice from Lender following an Event of Default of Lender's right to receive the Rents and demand therefor, to pay the Rents to Lender. Written demand by Lender delivered to any Lessee for payment of Rents by reason of the occurrence of any Event of Default claimed by Lender shall be sufficient evidence of each such Lessee's obligation and authority to make all future payments of Rents to Lender without the necessity for further consent by the Borrower, notwithstanding any notice from or claim by Borrower to the contrary. Borrower shall have no right or claim against any Lessee for the payment of any Rents to Lender hereunder, and Borrower hereby indemnifies and agrees to defend and hold harmless each Lessee from and against all liability, loss, cost, damage or expense suffered or incurred by such Lessee by reason of such Lessee's compliance with any demand for payment of Rents made by Lender pursuant to this
Section 4.2.
-----------

     4.3  Intentionally Omitted.

     4.4  Notification to Lessees; Security Deposits.  From time to time, upon
          ------------------------------------------
request of Lender following an Event of Default, Borrower shall notify and direct, in writing, each present or future Lessee that any security deposit or other deposits heretofore delivered to Borrower have been assigned and delivered to Lender. From and after the occurrence of an Event of Default, and upon the written demand by Lender, Borrower shall pay to Lender any and all security deposits for which the lessor under the Leases shall be liable to Lessees.
Upon, but only to the extent of, receipt by Lender of such security deposits, Lender shall be responsible for and liable to such Lessees with respect to such security deposits.

     4.5  Enforcement.  Borrower shall appear in and defend any action or
          -----------
proceeding arising under, occurring out of or in any manner connected with the Leases or the obligations, duties or liabilities of the Borrower and any Lessee, and upon Lender's request, Borrower will do so in the name and on behalf of the Lender, but at Borrower's expense. Borrower shall pay all costs and expenses of Lender, including reasonable attorneys' fees and disbursements, in any action or proceeding in which the Lender may appear.

     4.6  Anticipation of Rents.  Borrower shall neither receive nor collect any
          ---------------------
Rents whether in cash or by evidence of indebtedness from any present or future Lessee more than one (1) month in advance of the date on which such Rents are due (except for last months' rent and security deposits); nor in any way transfer, encumber or assign future payments of Rents.

     4.7  Lender's Approval Required for New Leases; Subordination of Leases.
          ------------------------------------------------------------------
Borrower shall not enter into any Leases after the date hereof without Lender's prior written consent, which shall not be unreasonably withheld. At Lender's request Borrower shall obtain and deliver to Lender a subordination, non-disturbance and attornment agreement ("SNDA") in form reasonably satisfactory to Lender from each tenant under a Lease executed during term of the Loan, it being agreed, however, that, notwithstanding anything to the contrary contained herein, in no event shall Lender be obligated to grant an SNDA to any particular Lessee or agree to recognize any particular Lease. Lender may, in its sole discretion, waive the requirement of a subordination, non-disturbance and attornment agreement for any particular tenant. In addition, Lender may, at its sole option, require that any or all Leases affecting the Mortgaged Property be made superior and prior to the Mortgage.

     4.8  Execution, Cancellation or Modification of Leases.  Without Lender's
          -------------------------------------------------
prior written consent, which shall not be unreasonably withheld, Borrower shall not: (a) cancel, terminate or consent to any surrender of any Lease; (b) commence any action of ejectment or any summary proceedings for dispossession of any Lessee; (c) exercise any right of recapture provided in any Lease; (d) modify or in any way alter the terms of any Lease or grant any concession in connection therewith; (e) renew or extend the term of any Lease unless an option therefor was originally reserved by the Lessee, and then only for a fixed and definite rental; (f) relocate any Lessee within the Mortgaged Property; or (g) consent to any modification of the permitted uses under any Lease.

     4.9  No Sublease or Assignment.  Borrower shall not consent to any
          -------------------------
subletting of the Mortgaged Property or any part thereof, nor to any assignment of any Lease by any Lessee thereunder, nor to any assignment or further subletting of any sublease, without obtaining in each instance the prior written consent of Lender which shall not be unreasonably withheld.

     4.10  Delivery of Leases: Further Acts and Assurances.  Borrower will
           -----------------------------------------------
deliver to the Lender a copy of all existing and future Leases when executed. Borrower hereby covenants and agrees to make, execute and deliver to Lender, upon demand and at any time or times, any and all assignments and other documents and instruments which Lender may deem advisable to carry out the true purpose and intent of this Assignment.

                                   Article V

                      INSURANCE AND CONDEMNATION PROCEEDS
                      -----------------------------------

     5.1  Notice of Damage or Destruction or Taking or Condemnation.  Borrower
          ---------------------------------------------------------
will give Lender prompt notice of any damage to or destruction of the Mortgaged Property or of any proposed or actual taking or condemnation of the Mortgaged Property.

     5.2  Adjustment of Insurance Claims.  In case of loss covered by policies
          ------------------------------
of insurance, Lender is hereby authorized, at Lender's option, either (i) to settle and adjust any claim under such policies without the consent of Borrower, or (ii) to allow Borrower to agree with the insurance company or companies on the amount to be paid upon the loss; provided that Borrower may adjust losses aggregating not in excess of $250,000 if such adjustment is carried out in a competent and timely manner, and provided that in any case Lender shall and is hereby irrevocably authorized by Borrower to collect any such insurance proceeds; and the expenses incurred by Lender in the adjustment and collection of insurance proceeds shall be part of the Indebtedness and shall be reimbursed to Lender upon demand, and shall bear interest at the Default Rate.

     5.3  Application of Insurance Proceeds.  The proceeds of insurance
          ---------------------------------
resulting from any insured casualty shall, at the sole option of Lender, (i) be paid directly to Lender for application to reduction of the principal indebtedness at par or (ii) be applied to reimburse Borrower for the cost of restoration or repair of the Mortgaged Property, as provided for in Section 5.6
                                                                    -----------
(Conditions Applicable if Restoration Permitted). Notwithstanding the foregoing, provided no Event of Default exists hereunder, Lender shall allow the proceeds of insurance to be applied as described in clause (ii) above if, within 90 days of the casualty, Lender receives a written certification from an engineer satisfactory to it that the cost of restoration or repair will be $1,000,000 or less. Any such proceeds held by Lender may be commingled with the general funds of Lender, shall not bear interest and shall constitute additional security for the payment of the Loan. Any principal reduction at par from an early involuntary prepayment as a result of an insurance settlement will be without prepayment penalty and will cause a pro-rata reduction in debt service payments based upon the reduced Loan balance, and the Interest Rate.

     5.4  Condemnation Proceeds Payable to Lender.  Lender shall be entitled to
          ---------------------------------------
receive any and all sums which may be awarded and become payable to Borrower for condemnation of the Mortgaged Property for public or quasi-public use, or by virtue of private sale in lieu thereof, and any sums which may be awarded or become payable to Borrower for damages caused by public works or construction on or near the Mortgaged Property. All such sums are hereby assigned to Lender, and Borrower shall, upon request of Lender, make, execute, acknowledge, and deliver any and all additional assignments and documents as may be necessary from time to time to enable Lender to collect any such sums. Lender shall not be, under any circumstances, liable or responsible for failure to collect, or exercise diligence in the collection of, any such sums.

     5.5  Application of Condemnation Proceeds.  Any sums received by Lender as
          ------------------------------------
a result of condemnation shall be applied to the payment of the Indebtedness. Notwithstanding the foregoing, provided no Event of Default exists hereunder, Lender shall allow any sums received as a result of condemnation to be applied to restoration or repair of the Mortgaged Property if, within 90 days of the condemnation, Lender receives a written certification from an engineer satisfactory to it that the cost of restoration or repair will be $150,000 or less. Any such proceeds held by Lender may be commingled with the general funds of Lender, shall not bear interest and shall constitute additional security for the payment of the Loan. Any principal reduction at par from an early involuntary prepayment as a result of the application of such condemnation proceeds will be without any prepayment penalty and will cause a pro-rata reduction in debt service payments based upon the reduced Loan balance, the remaining amortization schedule and the Interest Rate.

     5.6  Conditions Applicable if Restoration Permitted.  In the event that
          ----------------------------------------------
proceeds of insurance or a taking award shall be made available to Borrower for the restoring, repairing, replacing or rebuilding ("Restoration") of the Mortgaged Property, Borrower shall restore the same to be of substantially equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable Legal Requirements and plans and specifications approved in advance by Lender and conducted under the supervision of an architect or engineer approved by Lender. At Lender's option, the proceeds shall be held and released under escrow/construction funding arrangements satisfactory to Lender.

     Further, such proceeds shall be disbursed from time to time upon Lender being furnished with (i) evidence satisfactory to it of the estimated cost of completion of the Restoration, (ii) funds, (or, at Lender's option, evidence satisfactory to Lender of the availability of such funds), which shall be sufficient in addition to the proceeds of insurance to complete the proposed Restoration, and (iii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidence of cost, payment and performance as Lender may reasonably require and approve. No payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of insurance or, if applicable, taking award, shall be disbursed prior to disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completing the Restoration, free and clear of all liens. Any surplus which may remain out of insurance or condemnation proceeds held by Lender or an escrow agent after payment of such costs of Restoration, shall be applied to the payment at par of the Indebtedness. Any principal reduction from an early involuntary prepayment as a result of excess condemnation or insurance proceeds shall be without any prepayment penalty and will cause a pro rata reduction in debt service payments based upon the reduced Loan balance and the Interest Rate.

                                  Article VI

                              SECURITY AGREEMENT
                              ------------------

     6.1  Security Interest.  This Mortgage is a security agreement on personal
          -----------------
property within the meaning of the Code, and shall constitute a first and prior security interest under the Code with respect to the Personalty, Fixtures, Contracts, Permits, Leases and Rents. To this end, Borrower has GRANTED, BARGAINED, CONVEYED, ASSIGNED, TRANSFERRED and SET OVER, and does hereby GRANT, BARGAIN, CONVEY, ASSIGN, TRANSFER and SET OVER, unto Lender, a first and prior security interest, in all of Borrower's right, title and interest, in, to, under and with respect to the Personalty, Fixtures, Contracts, Permits, Leases and Rents to secure the payment of the Indebtedness and performance and discharge of the Obligations.

     6.2  Financing Statements.  Borrower hereby agrees with Lender to execute
          --------------------
and deliver to Lender, in form and substance satisfactory to Lender, such financing statements and such further assurances as Lender may, from time to time, reasonably consider necessary to create, perfect and preserve Lender's security interest granted herein. Lender may cause such statements and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest, and Borrower hereby grants to Lender an irrevocable power of attorney (coupled with an interest) to exercise in Borrower's name and stead any such statements and assurances.

     6.3  Fixture Filing.  THIS MORTGAGE SHALL CONSTITUTE A "FIXTURE FILING"
          --------------
FOR THE PURPOSES OF THE CODE. Information concerning the security interest granted herein may be obtained from the parties at the address of the parties set forth herein. For purposes of the security interest granted herein, the address of debtor (Borrower) and the address of the secured party (Lender) are set forth in the first paragraph of this Mortgage.

                                  Article VII

                               EVENTS OF DEFAULT
                               -----------------

     The term "Event of Default," as used herein and in the Loan Documents, shall mean the occurrence or happening, at any time and from time to time, of any one or more of the following:

     7.1  Payment Defaults.  Failure of the Borrower to pay any amount due
          ----------------
under the Note, this Mortgage or any of the other Loan Documents, in full, within five (5) days of the due date of such payment in the case of any regularly scheduled payments, and within 15 days after notice from Lender in the case of any other payment.

     7.2  Covenant Defaults.  Except as otherwise provided in this Article VII,
          -----------------
a default by Borrower in the due performance of any of its covenants or agreements contained in any Loan Document if such default continues for more than 30 days after notice thereof from Lender, provided that if such default cannot be cured with the exercise of diligent efforts within such 30 days but is reasonably susceptible of cure, such 30 day period shall be extended for a period of time as shall be reasonably required for Borrower, in the exercise of diligent efforts, to cure the default if the Borrower commences such efforts within 30 days after notice thereof from Lender and thereafter diligently pursues such efforts.

     7.3  False Representations, Warranties and Statements.  The making of a
          ------------------------------------------------
materially false or materially misleading representation, warranty, or statement made by Borrower, or others in any Loan Documents, affidavit or other instrument executed or delivered in connection with the Loan.

     7.4  Default Under Other Liens.  If Borrower shall default under and
          -------------------------
pursuant to any other mortgage or security agreement which covers or affects any part of the Mortgaged Property (without implying Lender's consent thereto), if such default has not been cured at least five (5) days prior to the expiration of any notice or cure period under such mortgage or security agreement.

     7.5  Dissolution. The dissolution, termination, liquidation or merger of
          -----------
Borrower.

     7.6  No Further Encumbrances.  The creation or placement of any lien on the
          -----------------------
Mortgaged Property, which lien was not approved by Lender or permitted by the Loan Documents and not removed or bonded off to Lender's reasonable satisfaction within 30 days of the creation or placement of such lien.

     7.7  Transfer of Mortgaged Property or Beneficial Interest in Borrower.  A
          -----------------------------------------------------------------
Transfer.

     7.8  Insolvency; Bankruptcy.  The occurrence of any event of insolvency,
          ----------------------
bankruptcy or dissolution, whether voluntary or involuntary, of Borrower or any guarantor of the Obligations, unless such proceeding is involuntary in which case the affected party shall have sixty (60) days from the date of filing during which to cause such proceedings to be permanently dismissed or discharged.

     7.9  Insurance.  The failure of Borrower to maintain required insurance.
          ---------

     7.10 Other Loan Documents.  Any matter defined as an Event of Default
          --------------------
under the Note or any of the other Loan Documents.

                                 Article VIII

                                   REMEDIES
                                   --------

     8.1  Lender's Remedies Upon Default.  Upon the occurrence of an Event of
          ------------------------------
Default Lender may, at Lender's option, by itself or otherwise, do any one or more of the following (unless and to the extent Lender expressly waives the Event of Default in writing):

          (a)  Right to Perform Borrower's Covenants.  Lender may, but shall
               -------------------------------------
not be obligated to, perform or attempt to perform any of Borrower's covenants. Any payment made or expense incurred in the performance or attempted performance of any such covenant shall be and become a part of the Indebtedness, and Borrower shall pay to Lender all sums so advanced or paid by Lender, with interest from the date when paid or incurred by Lender at the Default Rate. No such payment or performance by Lender shall constitute a waiver of any Event of Default. Lender shall be subrogated to all rights, titles, liens, and security interests securing the payment of any debt, claim, tax, or assessment for the payment of which Lender may make an advance, or which Lender may pay.

          (b)  Right of Entry.  Lender may enter upon the Mortgaged Property,
               --------------
and take exclusive possession of the Mortgaged Property and of all books, records, and accounts relating thereto and exercise without interference from Borrower any and all rights which Borrower has with respect to the Mortgaged Property. Lender shall have the right to rent the Mortgaged Property for the account of Borrower, for any term, including beyond the discharge or foreclosure of this Mortgage, and to deduct from such Rents all costs, expenses, and liabilities incurred by Lender in collecting such Rents and in managing, operating, maintaining, protecting, or preserving the Mortgaged Property and apply the remainder of such Rents to the Indebtedness in such manner as Lender may elect. All such costs, expenses and liabilities incurred by Lender, if not paid out of Rents, shall constitute a part of the Indebtedness and shall bear interest from the date of expenditure until paid at the Default Rate. Lender shall not be liable for any loss sustained by Borrower resulting from any failure to let the Mortgaged Property, or from any other act or omission of the Lender in managing the Mortgaged Property unless such loss is caused by the willful misconduct or gross negligence of Lender, nor shall Lender be obligated to perform or discharge any obligation, duty, or liability under any Lease by reason hereof or the exercise of rights or remedies hereunder.

          If necessary to possess the Mortgaged Property, Lender may invoke any legal remedies to dispossess Borrower, including actions for forcible entry and detainer, trespass to try title and restitution.

          (c)  Right to Accelerate.  Lender may, without notice, demand,
               -------------------
presentment, notice of nonpayment or nonperformance, protest, notice of protest, notice of intent to accelerate, notice of acceleration, or any other notice or any other action, all of which are hereby waived by Borrower and all other parties obligated in any manner whatsoever on the Indebtedness, declare the entire unpaid balance of the Indebtedness immediately due and payable.

          (d)  Lender's Judicial Remedies.  Lender may proceed by suit or
               --------------------------
suits, at law or in equity, to enforce the payment of the Indebtedness and the performance and discharge of the Obligations in accordance with the terms hereof, of the Note, and the other Loan Documents, to foreclose the liens and security interests of this Mortgage as against all or any part of the Mortgaged Property, and to have all or any part of the Mortgaged Property sold under the judgment or decree of a court of competent jurisdiction.

          (e)  Lender's Right to Appointment of Receiver.  Lender shall be
               -----------------------------------------
entitled, without notice to Borrower, to the appointment of a receiver or receivers of the Mortgaged Property and of the Rents, and Borrower hereby irrevocably consents to the appointment of a receiver or receivers. Any receiver appointed pursuant to the provisions of this subsection shall have the usual powers and duties of receivers in such matters.

          (f)  Foreclosure -- Power of Sale.  Lender may institute a
               ----------------------------
proceeding or proceedings, judicial or private, by advertisement or otherwise, for the complete or partial foreclosure of this Mortgage or the complete or partial sale of the Mortgaged Property under the power of sale contained herein or under any applicable provision of law. Lender may sell the Mortgaged Property, and all estate, right, title, interest, claim and demand of Borrower therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as it may deem expedient, or as may be required by applicable law, and in the event of a sale, by foreclosure or otherwise, of less than all of the Mortgaged Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Mortgaged Property.

     Subject to the provisions or other requirements of law and except as otherwise provided herein, the following provisions shall apply to any sale or sales of all or any portion of the Mortgaged Property under or by virtue of this
Section 8.1(f), whether made under the power of sale herein granted or by virtue
--------------
of judicial proceedings or of a judgment or decree of foreclosure and sale:

               (i) Lender may conduct any number of sales from time to time. The power of sale set forth herein shall not be exhausted by any one or more such sales as to any part of the Mortgaged Property which shall not have been sold, nor by any sale which is not completed or is defective in Lender's opinion, until the Indebtedness shall have been paid in full;

               (ii) Any sale may be postponed or adjourned by public announcement at the time and place appointed for such sale or for such postponed or adjourned sale without further notice;

               (iii) After each sale, Lender or an officer of any court empowered to do so shall execute and deliver to the purchaser or purchasers at such sale a good and sufficient instrument or instruments granting, conveying, assigning and transferring all right, title and interest of Borrower in and to the property and rights sold and shall receive the proceeds of said sale or sales and apply the same as herein provided. Effective upon an Event of Default, Lender is hereby appointed the true and lawful attorney-in-fact of Borrower, which appointment is irrevocable and coupled with an interest, to make all necessary conveyances, assignments, transfers and deliveries of the property and rights so sold, and for that purpose Lender may execute all necessary instruments of conveyance, assignment, transfer and delivery, and may substitute one or more persons with like power, Borrower hereby ratifying and confirming all that said attorney or such substitute or substitutes shall lawfully do by virtue thereof;

               (iv) Any purchaser of any property or rights sold shall not be bound to see to the application of such purchase price or any part thereof upon or for any trust or purpose of this Mortgage or, in any manner whatsoever, be answerable for any loss, misapplication or non-application of any such purchase money, or part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale;

               (v) Any sale or sales shall operate to divest all of the estate, right, title, interest, claim and demand whatsoever, whether at law or in equity, of Borrower in and to the properties and rights so sold, and shall be a perpetual bar both at law and in equity against Borrower and any and all persons claiming or who may claim the same, or any part thereof or any interest therein, by, through or under Borrower to the fullest extent permitted by applicable law;

               (vi) Upon any such sale or sales, Lender may bid for and acquire the Mortgaged Property and, in lieu of paying cash therefor, may make settlement for the purchase price by crediting against the Indebtedness the amount of the bid made therefor, after deducting therefrom the expenses of the sale, the cost of any enforcement proceeding hereunder, and any other sums which Lender is authorized to deduct under the terms hereof, to the extent necessary to satisfy such bid; and

               (vii) Upon any such sale, it shall not be necessary for Lender or any public officer acting under execution or order of court to have present or constructively in its possession any of the Mortgaged Property.

          (g)  Lender's Uniform Commercial Code Remedies.  The Lender may
               -----------------------------------------
exercise its rights of enforcement with respect to Personalty, Fixtures, Contracts, Permits, Leases and Rents under the Code, and in conjunction with, in addition to or in substitution for the rights and remedies under the Code:

               (i) Lender may, without demand or notice to Borrower, enter upon the Mortgaged Property to take possession of, assemble, receive, and collect the Personalty, or any part thereof;

               (ii) Lender may require Borrower to assemble the Personalty and make it available at a place the Lender designates which is mutually convenient to allow the Lender to take possession or dispose of the Personalty;

               (iii) written notice mailed to Borrower as provided herein at least ten (10) days prior to the date of public sale of the Personalty or prior to the date after which private sale of the Personalty will be made shall constitute reasonable notice;

               (iv) any sale made pursuant to the provisions of this subsection shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the sale of all or a portion of the Land and Improvements under power of sale as provided herein upon giving the same notice with respect to the sale of the Personalty hereunder as is required for such sale of all or a portion of the Land and Improvements under power of sale, and such sale shall be deemed to be pursuant to a security agreement covering both real and personal property under the Code;

               (v) in the event of a foreclosure sale, whether made by Lender under the terms hereof, or under judgment of a court, the Personalty and the other Mortgaged Property may, at the option of the Lender, be sold as a whole;

               (vi) it shall not be necessary that the Lender take possession of the Personalty, or any part thereof, prior to the time that any sale pursuant to the provisions of this subsection is conducted, and it shall not be necessary that the Personalty or any part thereof be present at the location of such sale;

               (vii) after notification, if any, as hereafter provided in this subsection, Lender may sell, lease, or otherwise dispose of the Personalty, or any part thereof, in one or more parcels at public or private sale or sales, at Lender's offices or elsewhere, for cash, on credit, or for future delivery. Borrower shall be liable for all reasonable expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys' fees, legal expenses, and all other costs and expenses incurred by Lender in connection with the collection of the Indebtedness and the enforcement of Lender's rights under the Loan Documents. Lender shall apply the proceeds of the sale of the Personalty against the Indebtedness in accordance with the provisions of Section
                                                                         -------
8.3 (Application of Foreclosure and Other Proceeds).  Borrower waives all
---
rights of marshalling in respect of the Personalty; and

               (viii) Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Lender, including the sending of notices and the conduct of the sale, but in the name and on behalf of Lender.

          (h)  Other Rights.  Lender (i) may surrender the insurance policies
               ------------
maintained pursuant to Section 3.6 (Borrower's Maintenance of Insurance; Waiver
                               ---
of Subrogation), and upon receipt shall apply the unearned premiums as a credit on the Indebtedness, in accordance with the provisions of Section 8.3
                                                          -----------
(Application of Foreclosure and Other Proceeds), and, in connection therewith, Borrower hereby irrevocably appoints Lender, effective as of an Event of Default, as agent and attorney-in-fact for Borrower, coupled with an interest, to collect such premium; (ii) may apply the reserve for Impositions and insurance premiums, if any, required by this Mortgage, toward payment of the Indebtedness; and (iii) shall have and may exercise any and all other rights and remedies which Lender may have at law or in equity, or by virtue of any Loan Document or under the Code, or otherwise.

     8.2  Possession After Foreclosure.  If the liens or security interests
          ----------------------------
hereof shall be foreclosed by power of sale granted herein, by judicial action, or otherwise, the purchaser at any such sale shall receive, as an incident to purchaser's ownership, immediate possession of the property purchased, and if Borrower or Borrower's successors shall hold possession of said property or any part thereof subsequent to foreclosure, Borrower and Borrower's successors shall be considered as tenants at sufferance of the purchaser at foreclosure sale (without limitation of other rights or remedies, at a reasonable rental per day, due and payable daily, based upon the value of the portion of the Mortgaged Property so occupied and sold to such purchaser), and anyone occupying such portion of the Mortgaged Property, after demand is made for possession thereof, shall be guilty of forcible detainer and shall be subject to eviction and removal, forcibly or otherwise, with or without process of law, and all damages by reason thereof are hereby expressly waived.

     8.3  Application of Foreclosure and Other Proceeds.  The proceeds from any
          ---------------------------------------------
sale, lease, or other disposition made pursuant to this Article VIII,  or any
                                                        ------------
Rents collected by Lender from the Mortgaged Property, or the reserve for insurance premiums, ground rents or Impositions, if any, required by the provisions of this Mortgage and other sums received pursuant to Section 8.1
                                                                -----------
(Lender's Remedies Upon Default) hereof, which Lender elects to apply to the Indebtedness, shall be applied by Lender to the Indebtedness in the following order and priority: (i) first to the payment of all expenses of advertising, selling, and conveying the Mortgaged Property or part thereof, and/or prosecuting or otherwise collecting Rents, proceeds, premiums, or other sums, and to the payment of all expenses, liabilities and advances made or incurred by Lender hereunder, together with interest thereon at the Default Rate; (ii) next, to the Indebtedness as follows: first, to the accrued but unpaid interest, late charges and other fees, second, to the matured portion of principal of the Indebtedness, third, to prepayment of the unmatured portion, if any, of principal of the Indebtedness applied to installments of principal in inverse order of maturity, and fourth, to the full performance and discharge of the Obligations; and (iii) next, to the extent permitted by law, to be set aside by Lender as adequate security in its judgment for the payment of sums which would have been paid by application of clause (i) above to Lender, arising out of any obligations or liability with respect to which Borrower has agreed to indemnify or reimburse Lender, but which sums are not yet due and payable or liquidated,
(iv) next to the holder of any inferior liens covering the Mortgaged Property, if any, in order of the priority of such inferior liens (Lender shall hereby be entitled to rely exclusively upon a commitment for title insurance issued to determine such priority); and
(v) finally, to the Borrower. The application of proceeds of sale or other proceeds as otherwise provided herein shall be deemed to be a payment of the Indebtedness like any other payment (provided, however, that insurance and condemnation proceeds shall be treated as set forth in Article 5 hereof). The balance of the Indebtedness remaining unpaid, if any, shall remain fully due and owing in accordance with the terms of the Note or the other Loan Documents.

     8.4  Miscellaneous Matters Relating to Exercise of Remedies.
          ------------------------------------------------------

          (a) In case Lender shall have proceeded to invoke any right, remedy, or recourse permitted under the Loan Documents and shall thereafter elect to discontinue or abandon same for any reason, Lender shall have the unqualified right so to do and, in such event, Borrower and Lender shall be restored to their former positions with respect to the Indebtedness, the Loan Documents, the Mortgaged Property or otherwise, and the rights, remedies, recourses and powers of Lender shall continue as if same had never been invoked.

          (b) All rights, remedies, and recourses of Lender granted in the Note, this Mortgage, the other Loan Documents, any other pledge of collateral, or otherwise available at law or equity: (i) shall be cumulative and concurrent;
(ii) may be pursued separately, successively, or concurrently against Borrower, the Mortgaged Property, or any one or more of them, or any other person, at the sole discretion of Lender; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Borrower that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy, or recourse; (iv) shall be nonexclusive;
(v) shall not be conditioned upon Lender exercising or pursuing any remedy in relation to the Mortgaged Property prior to Lender bringing suit to recover the Indebtedness or suit on the Obligations; and (vi) in the event Lender elects to bring suit on the Indebtedness and/or the Obligations and obtains a judgment against Borrower prior to exercising any remedies in relation to the Mortgaged Property, all liens and security interests, including the lien of this Mortgage, shall remain in full force and effect and may be exercised thereafter at Lender's option.

          (c) Any statements of fact or other recitals made in any deed, bill of sale, or other instrument evidencing a foreclosure, and any statement made by Lender as to nonpayment of the Indebtedness, or as to the occurrence of any Event of Default, or as to Lender having declared all or any part of the Indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and of the property or rights to be sold having been duly given, or as to any other act or thing having been duly done by Borrower or Lender, shall be taken as prima facie evidence of the truth of the
                                      ----- -----
facts so stated and recited. Lender may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale so held, including the posting of notices and the conduct of sale.

          (d) Lender may release, regardless of consideration, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating, or releasing the lien or security interests created by this Mortgage or the other Loan Documents or affecting the obligations of Borrower or any other party to pay the Indebtedness or perform and discharge the Obligations. For payment of the Indebtedness, Lender may resort to any of the collateral therefor in such order and manner as Lender may elect. No collateral heretofore, herewith, or hereafter taken by Lender shall in any manner impair or affect the collateral given pursuant to the Loan Documents.

                                  Article IX

                                 MISCELLANEOUS
                                 -------------

     9.1  Borrower's Right to Contest Certain Matters.  Notwithstanding the
          -------------------------------------------
provisions of Sections 3.2 (Borrower's Compliance with Legal Requirements), Sections 3.3. (Borrower's Payment of Impositions) or 3.9 (Borrower's Payment for
------------                                         ---
Labor and Materials), Borrower shall not be in default for failure to pay or discharge any Imposition or mechanic's or materialman's lien asserted against the Mortgaged Property or to comply with any Legal Requirement if, and so long as, (i) Borrower shall have notified Lender of same within thirty (30) days of obtaining knowledge thereof; (ii) Borrower shall diligently and in good faith contest the same by appropriate legal proceedings which shall operate to prevent the enforcement or collection of the same and the sale of the Mortgaged Property or any part thereof, to satisfy the same; (iii) if requested by Lender in the case of any matter, the cost to cure of which will exceed $15,000, Borrower shall have furnished to Lender a cash deposit, or an indemnity bond reasonably satisfactory to Lender with a surety satisfactory to Lender, in such amount as Lender deems reasonable to prevent Lender from incurring any loss, cost, expense or damage as a result of any such contest, to amount or assure payment of the matters under contest and to prevent any sale or forfeiture of the Mortgaged Property or any part thereof; (iv) Borrower shall promptly upon final determination thereof pay the amount of any such Imposition or claim so determined, together with all costs, interest and penalties which may be payable in connection therewith or comply with the applicable Legal Requirement, as the case may be; (v) the failure to pay the Imposition or mechanic's or materialman's lien claim or to comply with any Legal Requirement does not constitute a default under any other deed of trust, mortgage or security interest covering or affecting any part of the Mortgaged Property; and (vi) notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay any such Imposition or claim or comply with the applicable Legal Requirement, as the case may be, notwithstanding such contest, if in the reasonable opinion of Lender the Mortgaged Property shall be in jeopardy or in danger of being forfeited or foreclosed (and if Borrower shall fail so to do, Lender may, but shall not be required to, pay, perform or cause to be discharged or bonded against any such Imposition, claim, lien or Legal Requirement, and, Borrower shall reimburse Lender its cost thereof on demand, together with interest thereon at the Default Rate). Lender may pay over any such cash deposit made pursuant to clause (iii) above or part thereof to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established.

     9.2  Intentionally Omitted.

     9.3  Notices.  Any notice, request, demand, statement or consent made
          -------
hereunder shall be in writing signed by the party giving such notice, request, demand, statement or consent, and shall be deemed to have been properly given if either delivered personally, delivered to a reputable overnight delivery service providing a receipt or deposited in the United States Mail, postage prepaid and certified return receipt requested, at the address set forth below, or at such other address within the continental United States of America as may have theretofore been designated in writing. The effective date of any notice given as aforesaid shall be the date of personal service, one (1) business day after delivery to such overnight delivery service, or three (3) business days after being deposited in the United States Mail, whichever is applicable. The phrase "business day" or "Business Day", and similar phrases, as used in this Mortgage shall mean any day other than a Saturday, a Sunday or a Federal holiday on which the U.S. Postal Service offices are closed for business in Boston, Massachusetts. For purposes hereof, the addresses are as follows:

     If to Lender:      Trex Medical Corporation
                        81 Wyman Street
                        P.O. Box 9406
                        Waltham, Massachusetts 02254-9046
                        Attn:  James H. DaCosta

     With a copy to:    Hale and Dorr LLP
                        60 State Street
                        Boston, Massachusetts  02109
                        Attn:  Hal J. Leibowitz, Esq.

     If to Borrower:    Hologic, Inc.
                        35 Crosby Drive
                        Bedford, Massachusetts 01730
                        Attn:  Glenn Muir

     With a copy to:    Brown, Rudnick, Freed & Gesmer
                        One Financial Center
                        Boston, Massachusetts  02111
                        Attn:  Philip Flink, Esq.

     9.4  Covenants Running with the Land: Bind and Inure.  All Obligations
          -----------------------------------------------
contained in this Mortgage and the other Loan Documents are intended by Borrower and Lender to be, and shall be construed as, covenants running with the Mortgaged Property. Subject to the provisions of Section 3.20 (No Transfers of
                                                 ------------
Mortgaged Property or Interests in Borrower Permitted) hereof, all of the terms of the Loan Documents shall apply to, be binding upon, and inure to the benefit of the parties thereto, their successors, assigns, heirs, and legal representatives, and all other persons claiming by, through, or under them.

     9.5  No Waiver: Severability.  Any failure by Lender to insist, or any
          -----------------------
election by Lender not to insist, upon strict performance by Borrower or others of any of the terms, provisions, or conditions of the Loan Documents shall not be deemed to be a waiver of same or of any other terms, provisions, or conditions thereof, and Lender shall have the right at any time or times thereafter to insist upon strict performance by Borrower or others of any and all of such terms, provisions, and conditions. The Loan Documents are intended to be performed in accordance with, and only to the extent permitted by, all applicable Legal Requirements. If any provision of any of the Loan Documents or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of the instrument in which such provision is contained nor the application of such provision to other persons or circumstances nor the other instruments referred to herein shall be affected thereby, but rather shall be enforced to the greatest extent permitted by law.

     9.6  Counterparts.  To facilitate execution, this Mortgage may be executed
          ------------
in as many counterparts as may be convenient or required. It shall not be necessary that the signature and acknowledgment of, or on behalf of, each party, or that the signature and acknowledgment of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument.

     9.7  Applicable Law: Service of Process.  This Mortgage shall be governed
          ----------------------------------
by and construed according to the laws of the Commonwealth of Massachusetts. Service of process may be made upon the Borrower by mailing a copy of the summons and any complaint to the Borrower, by certified or registered mail, return receipt requested, at the address to be used for the giving of notice to the Borrower under this Agreement.

     9.8  Usury.  It is hereby expressly agreed that if from any circumstances
          -----
whatsoever fulfillment of any provision of this Mortgage or any other Loan Document, at the time performance of such provision shall be due, shall involve transcending the limit of validity then prescribed by any applicable usury statute or any other law, with regard to obligations of like character and amount, then ipso facto the obligation to be fulfilled shall be reduced to the
             ---- -----
limit of such validity, so that in no event shall any exaction be possible under this Mortgage or any other Loan Document that is in excess of the limit of such validity. In no event shall Borrower be bound to pay for the use, forbearance or detention of the money loaned pursuant hereto interest of more than the legal limit in effect at the time, the right to demand any such excess being hereby expressly waived by Lender.

     9.9  Change of Security.  Any part of the Mortgaged Property may be
          ------------------
released, regardless of consideration, by Lender from time to time without impairing, subordinating, or affecting in any way the lien, security interest, and other rights hereof against the remainder. The lien, security interest, and other rights granted hereby shall not be affected by any other security taken for the Indebtedness or Obligations, or any part thereof. The taking of additional collateral, or the amendment, extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof, shall not release or impair the lien, security interest, and other rights granted hereby, or affect the liability of any indemnitor, endorser or guarantor or improve the right of any junior lienholder; and this Mortgage, as well as any instrument given to secure any amendment, extension, renewal, or rearrangement of the Indebtedness or Obligations, or any part thereof, shall be and remain a first and prior lien, except as otherwise provided herein, on all of the Mortgaged Property not expressly released until the Indebtedness is fully paid and the Obligations are fully performed and discharged.

     9.10  Headings for Convenience Only.  The headings of the Articles,
           -----------------------------
Sections, and Subsections hereof are inserted for convenience of reference only and shall in no way alter, modify, or define, or be used in construing the text of such Articles, Sections, or Subsections.

     9.11  No Representation by Lender.  By accepting or approving anything
           ---------------------------
required to be observed, performed, or fulfilled or to be given to Lender pursuant to the Loan Documents, Lender shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness, or legal effect of the same.

     9.12  Lender's Right to Assign and Participate Interests.  Lender may, at
           --------------------------------------------------
any time, sell, transfer, assign or grant participations in the Note, this Mortgage and the Loan Documents, and Lender may forward to each assignee or participant, and each prospective assignee or participant, all documents and information which Lender now has or may hereafter acquire relating to the Indebtedness or Obligations and to Borrower and the Mortgaged Property.

     9.13  Entire Agreement: Amendments in Writing.  THIS MORTGAGE AND THE
           ---------------------------------------
OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Mortgage and the Loan Documents may be amended or waived only by an instrument in writing signed by the Borrower and Lender.

     9.14  Waiver of Right to Trial by Jury.  BORROWER AND LENDER HEREBY
           --------------------------------
IRREVOCABLY AND UNCONDITIONALLY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, OR COUNTERCLAIM THAT RELATES TO OR ARISES OUT OF ANY OF THE LOAN DOCUMENTS OR THE ACTS OR FAILURE TO ACT OF OR BY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS MORTGAGE OR THE OTHER LOAN DOCUMENTS.

                                   Article X

                           SPECIAL STATE PROVISIONS
                           ------------------------

     This mortgage is granted with MORTGAGE COVENANTS, and is upon the STATUTORY CONDITION, for any breach of which Lender shall have the STATUTORY POWER OF SALE.

     EXECUTED under seal as of the date first set forth above.

                                    BORROWER:

                                    Hologic, Inc.

                                    By:  /s/ Glenn P. Muir
                                        -----------------------
                                    Glenn P. Muir
                                    Title: Vice President, Finance and
                                           Treasurer
                                           (Principal Financial Officer)
                                           Hereunto duly authorized

                         COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss.                                      9/15, 2000


Then personally appeared the above-named Glenn P. Muir, Vice President, Finance and Treasurer of Hologic, Inc., as aforesaid, and acknowledged the foregoing instrument to be the free act and deed of said corporation, before me,

                                        /s/ Cathie Dalissuie
                                        ---------------------------------------
                                        Notary Public
                                        My Commission Expires: 6/9/06